Exhibit 99.1

SYSTEMAX REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS
-Declares $0.05 per share dividend-
-Appoints Thomas Clark Chief Financial Officer-

PORT WASHINGTON, NY, October 31, 2016 – Systemax Inc. (NYSE: SYX) today announced financial results for the third quarter ended September 30, 2016.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended Sept 30,		Nine Months Ended Sept 30,
GAAP Results	2016	2015	2016	2015
Net sales	$414.8	$423.3	$1,265.4	$1,389.5
Gross profit	$78.1	$82.8	$243.0	$256.4
Gross margin	18.8%	19.6%	19.2%	18.5%
Operating income (loss)	$(3.5)	$3.4	$(2.9)	$(25.4)
Operating margin	(0.8)%	0.8%	(0.2)%	(1.8)%
Net income (loss) from continuing operations	$(5.5)	$1.7	$(8.6)	$(36.8)
Net income (loss) per share from continuing operations	$(0.15)	$0.05	$(0.23)	$(0.99)
Net income (loss) from discontinued operations	$(0.3)	$(12.0)	$(21.9)	$(30.5)
Net income (loss) per share from discontinued operations	$(0.01)	$(0.32)	$(0.59)	$(0.82)
Non-GAAP Results**
Net sales	$407.3	$408.9	$1,231.6	$1,250.0
Gross profit	$77.6	$81.0	$240.0	$242.6
Gross margin	19.1%	19.8%	19.5%	19.4%
Operating income	$0.3	$5.6	$6.3	$16.5
Operating margin	0.1%	1.4%	0.5%	1.3%
Net income (loss) from continuing operations	$0.0	$2.9	$4.1	$8.1
Net income (loss) per share from continuing operations	$0.00	$0.08	$0.11	$0.22
Net income (loss) from discontinued operations	$(3.4)	$(13.6)	$(29.2)	$(74.1)
Net income (loss) per share from discontinued operations	$(0.09)	$(0.37)	$(0.78)	$(2.00)

* The actual fiscal quarter ended on October 1, 2016. The third quarters of both 2016 and 2015 included 13 weeks.

** On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”). Pursuant to this transaction, the Company is winding down the remaining operations of NATG during 2016. Recently revised United States Generally Accepted Accounting Principles (“GAAP”) prevent the Company from presenting the entire NATG segment as a “discontinued operation” despite the entire NATG segment being discontinued. In the GAAP presentation, the retail operations which were discontinued by the Company prior to the transaction, along with allocations of common distribution and back office costs, are presented as part of the Company’s continuing operations for all periods; other NATG operations that were sold (as well as the remaining retail operations that existed at the time of the transaction (and were subsequently discontinued by the Company) are presented as discontinued operations for all periods. The non-GAAP results reflect the entire NATG segment as a discontinued operation for all periods presented as well as adjustments for non-recurring items, intangible amortization, equity compensation and a normalized effective tax rate in recurring operations. On September 2, 2016 the Company closed on the sale of certain assets of its Misco Germany operation which has been reported as part of its European Technology Products Group. Prior and current year results of Germany have been eliminated in the non-GAAP presentation. The Company believes that the non-GAAP presentation conveys additional more meaningful information to investors. See accompanying GAAP reconciliation tables.

GAAP Third Quarter 2016 Financial Summary:

•	Consolidated sales decreased 2.0% to $414.8 million in U.S. dollars. On a constant currency basis, sales increased 0.5%

•	Industrial Products Group sales grew 4.1% to $187.5 million in U.S. dollars. On a constant currency basis, sales also grew 4.1%.

•	European Technology Products Group sales decreased 6.3% to $226.5 million in U.S. dollars. On a constant currency basis, sales decreased 1.9%.

•	Consolidated operating loss was $3.5 million compared to income of $3.4 million last year.

•	Diluted net loss per share from continuing operations was $0.15.

Non-GAAP Third Quarter 2016 Continuing Operations Financial Summary:

•	Consolidated sales (excluding Misco Germany and NATG) decreased 0.4% to $407.3 million in U.S. dollars. On a constant currency basis, sales increased 2.2%.

•	Industrial Products Group sales grew 4.1% to $187.4 million in U.S. dollars. On a constant currency basis, sales also grew 4.1%.

•	European Technology Products Group sales (excluding Misco Germany) decreased 3.7% to $219.0 million in U.S. dollars. On a constant currency basis, sales increased 1.0%.

•	Consolidated operating income was $0.3 million compared to $5.6 million last year.

•	Diluted net income per share from continuing operations was $0.00.

GAAP Nine Months 2016 Financial Summary:

•
Consolidated sales decreased 8.9% to $1,265.4 million in U.S. dollars. On a constant currency basis and excluding the January 2015 acquisition of the Plant Equipment Group (P.E.G.) in North America, sales decreased 7.9%.

•	Industrial Products Group sales grew 3.8% to $539.8 million in U.S. dollars. On a constant currency basis and excluding the January 2015 acquisition of P.E.G., sales grew 2.8%.

•	European Technology Products Group sales decreased 5.8% to $722.8 million in U.S. dollars. On a constant currency basis sales decreased 3.2%.

•	Consolidated operating loss was $2.9 million compared to a loss of $25.4 million last year.

•	Diluted net loss per share was $0.23.

Non-GAAP Nine Months 2016 Continuing Operations Financial Summary:

•
Consolidated sales (excluding Misco Germany and NATG) decreased 1.5% to $1,231.6 million in U.S. dollars. On a constant currency basis and excluding the January 2015 acquisition of P.E.G., sales decreased 0.4%.

•	Industrial Products Group sales grew 3.8% to $539.8 million in U.S. dollars. On a constant currency basis and excluding P.E.G., sales grew 2.8%.

•	European Technology Products Group sales (excluding Misco Germany) decreased 5.1% to $689.0 million in U.S. dollars. On a constant currency basis, sales decreased 2.4%.

•	Consolidated operating income was $6.3 million compared to $16.5 million last year.

•	Diluted net income per share from continuing operations was $0.11.

Larry Reinhold, Chief Executive Officer, said, "During the quarter our Industrial Products Group extended its record of revenue growth to 27 consecutive quarters despite a somewhat soft market. Industrial continued the integration and optimization of its national distribution network, expanded its sales force by almost 10 percent, and held two additional Customer and Vendor Trade Shows, in Wisconsin and New York. In the past 5 years we have more than doubled Industrial’s size and scope of operations, the vast majority of which has been organic. Today the business is strategically well positioned and we are making additional investments that will enhance our ability to capitalize on our growth. These include improvements to logistics and internal systems, expanded customer service and sales capabilities and the deeper vendor relationships. While these investments will continue to impact our near-term performance, we believe we are on the right path to efficiently support future growth and improve long-term profitability.”

“In our European Technology Products Group, France, our largest market delivered its 11th consecutive quarter of double digit sales growth as it benefited from strategic vendor partnerships, strong customer relationships, and efficient sales and operational practices. Elsewhere in Europe, our Netherlands Solutions business generated double digit growth for the third consecutive quarter as a result of its broad solutions offering and large tender wins. High performance in France and Netherlands Solutions was more than offset by the performance in other markets, including continued losses in the United Kingdom. Efforts to improve the business included adding nearly 20 new sales representatives and expanding our solutions team and offerings. Finally, during the quarter we further sharpened our focus on key markets as we completed the divestiture of our German operations,” Reinhold concluded.

Additionally, the Company today announced that its Board of Directors has appointed Thomas "Tex" Clark to Chief Financial Officer, effective immediately. During the past ten years Mr. Clark has served in a number of senior financial positions at Systemax, most recently as Controller Industrial Products Group. Previously he held the positions of Director of Finance, and Manager Financial Planning & Analysis at Systemax. "Tex is a proven leader who possesses extensive knowledge of our business. He has been an invaluable member of our team with direct responsibility for financial reporting, budgeting, merger and acquisitions, and strategic planning. I am pleased to welcome him to this new role and look forward to his continued contributions as we execute on our strategic plan for the Company," added Reinhold. Mr. Clark obtained his Bachelor and Master of Business Administration from the University of Miami. The position of Chief Financial Officer was previously held on an interim basis by Larry Reinhold, CEO of Systemax.

At September 30, 2016, the Company had total working capital of $188.5 million, cash and cash equivalents of $152.4 million and excess availability under its credit facility of approximately $46.6 million. During October the Company entered into a new $75 million Credit Agreement to replace its expiring agreement. This new credit line reflects the Company’s focus on its IPG and EMEA business and will provide a substantial reduction in costs. As a result of the strategic initiatives accomplished in the past three quarters, we have streamlined our structure, reported non-GAAP operating profits and maintained a strong balance sheet. The Company has significant flexibility to return capital to shareholders, execute on its business plans and continue investing in growth opportunities. Accordingly, the Company’s board of directors has declared a cash dividend of $0.05 per share of common stock to shareholders of record at the close of November 18, 2016, payable on November 28, 2016. The Company anticipates continuing a regular quarterly dividend in the future.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its third quarter 2016 results today, October 31, 2016 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), a Fortune 1000 company, sells industrial and technology products through a system of branded e-Commerce websites and relationship marketers in North America and Europe. The primary brands are Global Industrial, MISCO and Inmac Wstore.

Forward Looking Statements.

This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from and winding down of our NATG operations, financing needs, compliance with financial covenants in loan agreements, the implementation or performance of technology systems discussed below, the turnaround plans for our UK operations, the performance of our shared service center in Hungary, fluctuations in economic conditions and exchange rates, including factors impacting our substantial international operations, plans for acquisition or sale of assets or businesses, consolidation and integration of operations of recently acquired businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” and “plans” and variations thereof and similar expressions are intended to identify forward looking statements.

Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services;, the Company’s management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays, particularly as we continue to transition certain functions from our existing platforms to a new platform specifically developed for our needs, have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; general economic conditions, will continue to impact our business; technological change, such as the effect of mobile devices on sales of PCs and laptop computers, have had and can continue to have a material effect on our product mix and results of operations in Europe; sales tax laws or government enforcement priorities may be changed which could result in ecommerce and direct mail retailers having to collect sales taxes in states where the current laws and interpretations do not require us to do so; our substantial international operations are subject to risks such as fluctuations in currency rates, foreign regulatory requirements,and political uncertainty; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com

- ### -

Condensed Consolidated Statements of Operations – GAAP - Unaudited
(In millions, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net sales	$414.8	$423.3	$1,265.4	$1,389.5
Cost of sales	336.7	340.5	1,022.4	1,133.1
Gross profit	$78.1	$82.8	$243.0	$256.4
Gross margin	18.8%	19.6%	19.2%	18.5%
Selling, general and administrative expenses	79.9	78.8	$242.3	$255.4
Special charges	1.7	0.6	$3.6	$26.4
Operating income (loss) from continuing operations	$(3.5)	$3.4	$(2.9)	$(25.4)
Operating margin	(0.8)%	0.8%	(0.2)%	(1.8)%
Interest and other (income) expense, net	0.4	1.1	0.1	$8.1
Income (loss) from continuing operations before income taxes	$(3.9)	2.3	$(3.0)	$(33.5)
Provision for (benefit from) income taxes	1.6	0.6	$5.6	$3.3
Net income (loss) from continuing operations	$(5.5)	$1.7	$(8.6)	$(36.8)
Net income (loss) from discontinued operations	$(0.3)	$(12.0)	$(21.9)	$(30.5)
Net income (loss)	$(5.8)	$(10.3)	$(30.5)	$(67.3)

Net income (loss) per common share from continuing operations:
Basic	$(0.15)	$0.05	$(0.23)	$(0.99)
Diluted	$(0.15)	$0.05	$(0.23)	$(0.99)

Net income (loss) per common share from discontinued operations:
Basic	$(0.01)	$(0.32)	$(0.59)	$(0.82)
Diluted	$(0.01)	$(0.32)	$(0.59)	$(0.82)

Weighted average common and common equivalent shares:
Basic	37.2	37.1	37.2	37.1
Diluted	37.2	37.1	37.2	37.1

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – GAAP - Unaudited
(In millions)

	September 30,	December 31,
	2016	2015
Current assets:
Cash and cash equivalents	$152.4	$215.1
Accounts receivable, net	228.0	266.3
Inventories	119.5	144.4
Prepaid expenses and other current assets	10.7	14.5
Total current assets	510.6	640.3
Property, plant and equipment, net	33.3	38.3
Goodwill, intangibles and other assets	28.6	31.5
Total assets	$572.5	$710.1

Current liabilities:
Short-term debt	$0.2	$0.6
Accounts payable and accrued expenses	321.9	427.8
Total current liabilities	322.1	428.4
Long-term debt	0.1	0.4
Other liabilities	28.5	27.4
Shareholders’ equity	221.8	253.9
Total liabilities and shareholders’ equity	$572.5	$710.1

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31. For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month. The actual fiscal quarter ended on October 1, 2016. The third quarters of both 2016 and 2015 included 13 weeks. Certain prior period amounts have been reclassified to conform to current year presentation.

SYSTEMAX INC.

Supplemental Non-GAAP Continuing Operation Business Unit Summary Results – Unaudited

Industrial Products Group

	Quarter Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Sales	$187.4	$180.1	4.1%	$539.8	$519.9	3.8%
Gross profit	$50.9	$49.7	2.4%	$149.4	$146.9	1.7%
Gross margin	27.2%	27.6%		27.7%	28.3%
Operating income	$8.5	$10.4	(18.3)%	$25.4	$34.1	(25.5)%
Operating margin	4.5%	5.8%		4.7%	6.6%

European Technology Products Group

	Quarter Ended September 30,,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Sales	$219.0	$227.5	(3.7)%	$689.0	$725.9	(5.1)%
Gross profit	$26.4	$30.4	(13.2)%	$89.3	$92.8	(3.8)%
Gross margin	12.1%	13.4%		13.0%	12.8%
Operating loss	$(4.1)	$(1.1)	NM	$(5.2)	$(4.3)	(20.9)%
Operating margin	(1.9)%	(0.5)%		(0.8)%	(0.6)%

Corporate & Other

	Quarter Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Sales	$0.9	$1.3	(30.8)%	$2.8	$4.2	(33.3)%
Gross profit	$0.3	$0.9	(66.7)%	$1.3	$2.9	(55.2)%
Gross margin	33.3%	69.2%		46.4%	69.0%
Operating loss	$(4.1)	$(3.7)	(10.8)%	$(13.9)	$(13.3)	(4.5)%

Consolidated

	Quarter Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Sales	$407.3	$408.9	(0.4)%	$1,231.6	$1,250.0	(1.5)%
Gross profit	$77.6	$81.0	(4.2)%	$240.0	$242.6	(1.1)%
Gross margin	19.1%	19.8%		19.5%	19.4%
Operating income	$0.3	$5.6	(94.6)%	$6.3	$16.5	(61.8)%
Operating margin	0.1%	1.4%		0.5%	1.3%

NM - not meaningful

1 On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”). Pursuant to this transaction, the Company is winding down the remaining operations of NATG during 2016. Recently revised United States Generally Accepted Accounting Principles (“GAAP”) prevent the Company from presenting the entire NATG segment as a “discontinued operation” despite the entire NATG segment being discontinued. In the GAAP presentation, the retail operations which were discontinued by the Company prior to the transaction, along with allocations of common distribution and back office costs, are presented as part of the Company’s continuing operations for all periods; other NATG operations that were sold (as well as the remaining retail operations that existed at the time of the transaction (and were subsequently discontinued by the Company) are presented as discontinued operations for all periods. The non-GAAP results reflect the entire NATG segment as a discontinued operation for all periods presented as well as adjustments for non-recurring items, intangible amortization, equity compensation and a normalized effective tax rate in recurring operations. On September 2, 2016 the Company closed on the sale of certain assets of its Misco Germany operation which has been reported as part of its European Technology Products Group. Prior and current year results of Germany have been eliminated in the non-GAAP presentation. The Company believes that the non-GAAP presentation conveys additional more meaningful information to investors. See accompanying GAAP reconciliation tables.

2 Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31. For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month. The actual fiscal quarter ended on October 1, 2016. The third quarters of both 2016 and 2015 included 13 weeks. Certain prior period amounts have been reclassified to conform to current year presentation

SYSTEMAX INC.

Reconciliation of Segment GAAP Operating Income (Loss) from Continuing Operations to Non-GAAP Operating Income (Loss) from Continuing Operations – Unaudited

(In millions)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Industrial Products	$8.3	$10.3	$24.8	$34.0
Technology Products - Europe	(7.4)	(1.8)	(10.6)	(8.2)
Technology Products - NATG	0.0	(1.3)	(2.4)	(37.4)
Corporate and Other	(4.4)	(3.8)	(14.7)	(13.8)
GAAP operating income (loss)	(3.5)	3.4	(2.9)	(25.4)
Non-GAAP adjustments:
Industrial Products:
Integration Costs	0.0	0.0	0.0	0.4
Intangible asset amortization	0.1	0.1	0.3	0.2
Stock based and other special compensation	0.1	0.0	0.3	(0.5)
Total Non-GAAP Adjustments – Industrial Products	0.2	0.1	0.6	0.1

Technology Products - Europe:
Reverse results of Germany Operations	3.0	0.5	4.8	2.5
Severance and other reorganization charges	0.0	0.0	0.0	0.7
Asset Impairment Charges	0.0	0.0	0.0	0.3
Intangible asset amortization	0.2	0.1	0.4	0.3
Stock based compensation	0.1	0.1	0.2	0.1
Total Non-GAAP Adjustments: Technology Products EUROPE	3.3	0.7	5.4	3.9

Technology Products - NA:
Reverse results of NATG included in GAAP continuing operations	0.0	1.3	2.4	37.4
Total Non-GAAP Adjustments : Technology Products NA	0.0	1.3	2.4	37.4

Corporate and Other:
Stock based compensation	0.3	0.1	0.8	0.5
Total Non-GAAP Adjustments: Corporate and Other	0.3	0.1	0.8	0.5

Industrial Products	8.5	10.4	25.4	34.1
Technology Products- EUROPE	(4.1)	(1.1)	(5.2)	(4.3)
Technology Products- NA	0.0	0.0	0.0	0.0
Corporate and Other	(4.1)	(3.7)	(13.9)	(13.3)
Non-GAAP operating income (loss)	$0.3	$5.6	$6.3	$16.5

SYSTEMAX INC.

Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Non-GAAP Net Income (Loss) from Continuing Operations – Unaudited

(In millions)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
GAAP
Net income (loss) from continuing operations	$(5.5)	$1.7	$(8.6)	$(36.8)
Provision for (benefit from) income taxes from continuing operations	1.6	0.6	5.6	3.3
Income (loss) from continuing operations before income taxes	(3.9)	2.3	(3.0)	(33.5)
Interest and other (income) expense from continuing operations, net	0.4	1.1	0.1	8.1
Operating income (loss) from continuing operations	(3.5)	3.4	(2.9)	(25.4)

Non-GAAP
Reverse results of NATG and Germany included in GAAP operating income from continuing operations	3.0	1.8	7.2	39.9
Non-recurring adjustments	0.0	0.0	0.0	1.4
Recurring adjustments	0.8	0.4	2.0	0.6
Adjusted operating income (loss)	0.3	5.6	6.3	16.5
Interest and other expense (income), net	0.4	1.1	0.1	8.1
Reverse results of NATG and Germany included in GAAP interest and other expense (income), net	(0.1)	0.0	(0.1)	(4.1)
Income before income taxes	0.0	4.5	6.3	12.5
Normalized provision for (benefit from) income taxes	0.0	1.6	2.2	4.4
Normalized effective tax rate(1)	35.0%	35.0%	35.0%	35.0%
Non-GAAP net income from continuing operations	$0.0	$2.9	$4.1	$8.1

GAAP net income (loss) per diluted share from continuing operations	$(0.15)	$0.05	$(0.23)	$(0.99)
Non-GAAP net income (loss) per diluted share from continuing operations	$0.00	$0.08	$0.11	$0.22

(1)	Effective tax rate of 35% used in all periods.

SYSTEMAX INC.

Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Non-GAAP Net Income (Loss) from Discontinued Operations – Unaudited

(In millions)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
GAAP
Net income (loss) from discontinued operations	$(0.3)	$(12.0)	$(21.9)	$(30.5)

Non-GAAP additions to discontinued operations
Results of NATG and Germany included in GAAP operating income from continuing operations	(3.0)	(1.8)	(7.2)	(39.9)
NATG net tax adjustments	0.0	0.2	0.0	0.4
NATG and Germany interest and other (expense) income, net included in GAAP continuing operations	(0.1)	0.0	(0.1)	(4.1)
Total Non-GAAP adjustments	(3.1)	(1.6)	(7.3)	(43.6)
Non-GAAP net income (loss) from discontinued operations	$(3.4)	$(13.6)	$(29.2)	$(74.1)

GAAP net income (loss) per diluted share from discontinued operations	$(0.01)	$(0.32)	$(0.59)	$(0.82)
Non-GAAP net income (loss) per diluted share from discontinued operations	$(0.09)	$(0.37)	$(0.78)	$(2.00)